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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
ARTISOFT, INC.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARTISOFT, INC.

5 CAMBRIDGE CENTER
CAMBRIDGE, MASSACHUSETTS 02142

Notice of Annual Meeting of Stockholders
to be held on November 18, 2003

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Artisoft, Inc., a Delaware corporation, will be held on Tuesday, November 18, 2003, at 10:00 a.m., Eastern time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, for the purpose of considering and voting upon the following matters:

  1.
  to elect one class II director to serve for the ensuing three years and until his successor is elected and qualified;

  2.
  to approve our 2004 Employee Stock Purchase Plan and the authorization of 250,000 shares of our common stock for issuance under that plan; and

  3.
  to transact such other business as may properly come before the annual meeting and any adjournment or adjournments of the meeting.

        Our board of directors has no knowledge of any other business to be transacted at the annual meeting.

        Our board of directors has fixed the close of business on October 2, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or adjournments of the meeting. Our stock transfer books remain open.

        A copy of our annual report to stockholders for the fiscal year ended June 30, 2003, which contains consolidated financial statements and other information of interest to stockholders, accompanies this notice and the enclosed proxy statement.

        All stockholders are cordially invited to attend the annual meeting.

                      By Order of the Board of Directors

                      Duncan G. Perry
                       Secretary

Cambridge, Massachusetts
October 20, 2003

        Your vote is very important. Whether or not you plan to attend the annual meeting, in order to ensure representation of your shares, please promptly complete, date and sign the enclosed proxy card and return it in the accompanying envelope or follow the instructions provided for voting by phone or via the Internet, if applicable. No postage need be affixed if the proxy card is mailed in the United States.

ARTISOFT, INC.

5 Cambridge Center
Cambridge, Massachusetts 02142

PROXY STATEMENT
For the Annual Meeting of Stockholders to be Held on November 18, 2003

TABLE OF CONTENTS

INFORMATION ABOUT SOLICITATION AND VOTING	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4
PROPOSAL ONE: ELECTION OF DIRECTOR	11
PROPOSAL TWO: APPROVAL OF 2004 EMPLOYEE STOCK PURCHASE PLAN	15
INFORMATION ABOUT INDEPENDENT AUDITORS	19
INFORMATION ABOUT EXECUTIVE COMPENSATION AND OTHER MATTERS	20

INFORMATION ABOUT SOLICITATION AND VOTING

Solicitation

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Artisoft, Inc. for use at the annual meeting of stockholders to be held on Tuesday, November 18, 2003 at 10:00 a.m., Eastern time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and at any adjournment or adjournments of the meeting.

        The notice of meeting, this proxy statement, the enclosed proxy and our annual report to stockholders for the fiscal year ended June 30, 2003 are first being sent or given to stockholders on or about October 20, 2003. Our annual report to stockholders for the fiscal year ended June 30, 2003 includes a copy of our annual report on Form 10-K for the same fiscal year, as filed with the Securities and Exchange Commission, including financial statements and schedules, but excluding exhibits.

        We will, upon written request of any stockholder who has not otherwise received a copy of our annual report on Form 10-K for the fiscal year ended June 30, 2003, furnish without charge a copy of that annual report on Form 10-K, including financial statements and financial statement schedules, but excluding exhibits, as filed with the Securities and Exchange Commission. Please address your request to Artisoft, Inc., 5 Cambridge Center, Cambridge, Massachusetts 02142, Attention: Duncan G. Perry, Chief Financial Officer. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Matters to be Considered at the Annual Meeting

        At the annual meeting and any adjournment or adjournments of the meeting, our stockholders will be asked to consider and vote upon the following matters:

  1.
  to elect one class II director to serve for the ensuing three years and until his successor is elected and qualified;

  2.
  to approve our 2004 Employee Stock Purchase Plan and the authorization of 250,000 shares of our common stock for issuance under that plan; and

  3.
  to transact such other business as may properly come before the annual meeting and any adjournment or adjournments of the meeting.

Record Date

        Our board of directors has fixed the close of business on October 2, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting.

Voting

        On October 2, 2003, the record date for determination of stockholders entitled to vote at the annual meeting, there were outstanding and entitled to vote an aggregate of 3,655,620 shares of our common stock, 2,800,000 shares of our series B preferred stock and 2,627,002 shares of our series C preferred stock. Each stockholder of record is entitled to one vote for each share of common stock, approximately 1.22 votes for each share of series B preferred stock and .8152 of a vote for each share of series C preferred stock registered in his or her name. The holders of common stock, series B preferred stock and series C preferred stock will vote together as a single class for purposes of all matters submitted to the stockholders at the annual meeting.

        Under a voting agreement entered into with Artisoft, the holders of our series B preferred stock agreed that they would vote only a total of 1,906,800 shares of series B preferred stock on any matter at any meeting of our stockholders on which the holders of the series B preferred stock vote together with the holders of common stock as a single class. Therefore, under that agreement, only 1,906,800 shares out of the 2,800,000 outstanding shares of our series B preferred stock will be voted at the annual meeting. Those 1,906,800 shares represent in the aggregate, approximately 2,326,296 votes which may be cast at the annual meeting.

        The holders of a majority of our capital stock issued and outstanding and entitled to vote at the annual meeting will constitute a quorum for the transaction of business at the annual meeting. Capital stock present in person or represented by proxy, including capital stock that abstains and "broker non-votes" that do not vote with respect to one or more of the matters presented for stockholder approval will be counted for purposes of determining whether a quorum exists at the annual meeting. When we refer to broker non-votes, we mean capital stock held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote the capital stock as to a particular matter. Regardless of whether or not it may be voted under the voting agreement entered into among Artisoft and the holders of the series B preferred stock, all series B preferred stock present in person or represented by proxy at the annual meeting will be counted for purposes of determining whether a quorum exists at the annual meeting. The affirmative vote of the holders of our capital stock representing a majority of the votes represented by capital stock present in person or by proxy and entitled to vote at the annual meeting is required for the approval of all of the matters specified in the notice of meeting.

        Shares abstaining from voting with respect to a particular matter will not be counted as votes in favor of that matter, but will be counted as votes cast on that matter. Accordingly, abstentions will have the effect of votes against the matters specified in the notice of meeting. Broker non-votes with respect to a particular matter will not be counted as votes in favor of that matter and will also not be counted as votes cast or shares voting on that matter. Accordingly, broker non-votes will have no effect on the matters specified in the notice of meeting.

        All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the notice of meeting accompanying this proxy statement. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to our corporate secretary, by delivering a subsequently dated proxy or by voting in person at the annual meeting. Attendance at the annual meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the annual meeting that the stockholder intends to revoke the proxy and vote in person.

Householding of Proxy Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement or our annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Artisoft, Inc., 5 Cambridge Center, Cambridge, Massachusetts 02142, phone: (617) 354-0600, Attention: Duncan G. Perry. If you want to receive separate copies of our annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Stockholder Proposals for Annual Meeting and for the 2004 Annual Meeting

        Written notice of proposals of stockholders submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for consideration at the annual meeting must be received by us on or before October 30, 2003 in order to be considered timely for purposes of Rule 14a-4 under the Securities and Exchange Act of 1934. The persons designated in our proxy card will be granted discretionary authority with respect to any stockholder proposal with respect to which we do not receive timely notice. Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in our proxy materials for our 2004 annual meeting of stockholders must be received by our corporate secretary at our principal offices no later than June 22, 2004.

Other Matters

        Our board of directors knows of no other business which will be presented for consideration at the annual meeting other than those matters described above. However, if any other business should come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote, or otherwise act, in accordance with their best judgment on such matters.

Costs of Solicitation

        We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will reimburse these persons for their reasonable expenses in connection with any of these solicitations. In addition, we will request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies, and we will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership

        The following table sets forth information as of July 31, 2003, except as otherwise noted, with respect to the beneficial ownership of our common stock, series B preferred stock and series C preferred stock by:

  •
  each person known by Artisoft to own beneficially more than five percent of the outstanding common stock, series B preferred stock or series C preferred stock;

  •
  each director of Artisoft;

  •
  Artisoft's Chief Executive Officer and each person who served as an executive officer of Artisoft during the fiscal year ended June 30, 2003 and whose total annual salary and bonus exceeded $100,000 during the fiscal year ended June 30, 2003; and

  •
  all executive officers and directors of Artisoft as a group.

        The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares as to which the individual has the right to acquire beneficial ownership within 60 days after July 31, 2003, except as otherwise noted, through the exercise or conversion of any stock option, warrant, preferred stock or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, to our knowledge based upon information produced by the persons and entities named in the table, each person or entity named in the table has sole voting power and investment power, or shares voting and/or investment power with his or her spouse, with respect to all shares of capital stock listed as owned by that person or entity.

        The address of each of our employees, officers and directors is c/o Artisoft, Inc., 5 Cambridge Center, Cambridge, Massachusetts 02142.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Ownership of Common Stock(1)	Shares of Series B Preferred Stock Beneficially Owned	Ownership of Series B Preferred Stock	Shares of Series C Preferred Stock Beneficially Owned	Ownership of Series C Preferred Stock
5% Stockholders
Austin W. Marxe and David M. Greenhouse c/o Special Situations Funds 153 East 53rd Street New York, NY 10022	4,321,124	(2)	65.8%	2,100,000(3)	75.0%	—	—
Jon D. Gruber c/o Gruber & McBaine Capital Management, LLC 50 Osgood Place San Francisco, CA 94133	1,740,396	(4)	32.9%	700,000(5)	25.0%	333,335(6)	12.7%
Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391-1769	405,485	(7)	9.9%	—	—	447,000(8)	17.0%
Constable Advisors, LLC 18300 Minnetonka Blvd. Deephaven, MN 55391	405,485	(9)	9.9%	—	—	300,000(10)	11.4%
Steven C. Zahnow 4131 N. 24th St., Suite C-207 Phoenix, AZ 85016	391,928	(11)	9.9%	—	—	1,400,000(12)	53.3%
S Squared Technology Corp(13) 515 Madison Avenue New York, NY 10022	236,050		7.9%	—	—	—	—
Other Directors and Executive Officers
Michael P. Downey(14)	56,668		1.9%	—	—	—	—
Steven G. Manson(15)	67,977		2.2%	—	—	—	—
Christopher Brookins(16)	35,271		1.2%	—	—	—	—
Francis E. Girard(17)	13,333		*	—	—	—	—
Kathryn B. Lewis(18)	9,366		*	—	—	—	—
Robert H. Goon(19)	5,001		*	—	—	—	—
Robert J. Majteles(20)	1,111		*	—	—	—	—
Michael J. O'Donnell(21)	928		*	—	—	—	—
Paul Gregory Burningham(22)	17		*	—	—	—	—
All directors and executive officers as a group (11 persons, including two former executive officers)	481,600	(23)	16.6%	—	—	—

*
Less than 1%

(1)
The percentages reported in this column are determined in accordance with rules promulgated by the Securities and Exchange Commission. This information does not denote the percentage ownership of outstanding common equivalent shares.

(2)
After giving effect to Artisoft's September 2003 financing which closed on September 10, 2003, consists of (i) 798,903 shares of common stock, 1,393,333 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 190,000 shares of common stock owned by Special Situations Fund III, L.P.; (ii) 246,617 shares of common stock, 464,445 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 63,333 shares of common stock owned by Special Situations Cayman Fund, L.P.; (iii) 246,617 shares of common stock, 464,445 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 63,333 shares of common stock owned by Special Situations Private Equity Fund, L.P.; (iv) 18,382 shares of common stock, 40,003 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 5,455 shares of common stock owned by Special Situations Technology Fund, L.P. and (v) 93,938 shares of common stock, 204,441 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 27,879 shares of common stock owned by Special Situations Technology Fund II, L.P. Austin W. Marxe and David M. Greenhouse are the controlling principals of AWM Investment Company, Inc., the general partner of MGP Advisers Limited Partnership. MGP Advisers Limited Partnership serves as the general partner of and investment advisor to Special Situations Fund III, L.P. AWM Investment Company, Inc. serves as the general partner of and investment advisor to Special Situations Cayman Fund, L.P. Austin W. Marxe and David M. Greenhouse are also members of MG Advisers L.L.C., the general partner of and investment advisor to Special Situations Private Equity Fund, L.P., and members of SST Advisers, L.L.C., the general partner of and investment advisor to Special Situations Technology Fund, L.P. and Special Situations

  Technology II, L.P. Austin W. Marxe and David M. Greenhouse share sole voting and investment power over the shares owned by Special Situations Funds III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. The information contained in this table is derived from information provided by each of Special Situations Fund II, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P. and Special Situations Technology II, L.P.

(3)
Consists of 1,140,000 shares owned by Special Situations Fund III, L.P., 380,000 shares owned by Special Situations Cayman Fund, L.P., 380,000 shares owned by Special Situations Private Equity Fund, L.P., 32,730 shares owned by Special Situations Technology Fund, L.P. and 167,270 shares owned by Special Situations Technology Fund II, L.P. See note (2) above. Under a voting agreement entered into with Artisoft, each of the foregoing entities has agreed, in general, to vote on any matter at any meeting of our stockholders on which the holders of the series B preferred stock vote together with the holders of common stock, as a single class, no more than the following shares of series B preferred stock: Special Situations Fund III, L.P.—776,340 shares; Special Situations Cayman Fund, L.P.—258,780 shares; Special Situations Private Equity Fund, L.P.—258,780 shares; and Special Situations Technology Fund, L.P.—22,289 shares; and Special Situations Technology Fund II, L.P.—113,991.

(4)
After giving effect to Artisoft's September 2003 financing which closed on September 10, 2003, consists of: (i) 166 shares of common stock, 547,553 shares of common stock issuable upon conversion of shares of series B preferred stock, 213,334 shares of common stock issuable upon conversion of shares of series C preferred stock and warrants to purchase 288,000 shares of common stock owned by Lagunitas Partners, LP; (ii) 171,109 shares of common stock issuable upon conversion of shares of series B preferred stock, 66,667 shares of common stock issuable upon conversion of shares of series C preferred stock and warrants to purchase 90,000 shares of common stock owned by Gruber & McBaine International; (iii) 333 shares of common stock, 97,777 shares of common stock issuable upon conversion of shares of series B preferred stock, 38,334 shares of common stock issuable upon conversion of shares of series C preferred stock and warrants to purchase 51,667 shares of common stock owned by Jon D. Gruber; (iv) 19,554 shares of common stock issuable upon conversion of shares of series B preferred stock, 7,500 shares of common stock issuable upon conversion of shares of series C preferred stock and warrants to purchase 10,166 shares of common stock owned by F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976; (v) 19,554 shares of common stock issuable upon conversion of shares of series B preferred stock, 7,500 shares of common stock issuable upon conversion of shares of series C preferred stock and warrants to purchase 10,166 shares of common stock owned by F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975; and (vi) an aggregate of 101,016 shares of common stock, over which Jon D. Gruber has voting and dispositive control. Gruber & McBaine Capital Management, LLC is the general partner of Lagunitas Partners, L.P. Gruber & McBaine Capital Management, LLC is the investment adviser to Gruber & McBaine International. Jon D. Gruber and J. Patterson McBaine are managers of Gruber & McBaine Capital Management, LLC, and they and Eric B. Swergold are portfolio managers for Gruber & McBaine Capital Management, LLC. Gruber & McBaine Capital Management, LLC has discretionary investment power over the portfolio securities held by Lagunitas Partners, L.P. and Gruber & McBaine International, including the power to vote such securities. Jon D. Gruber has discretionary investment power over the F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975 and the F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976. The address of each of Lagunitas Partners, L.P., Gruber & McBaine International, Jon D. Gruber, F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976 and F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975 is c/o Gruber & McBaine Capital Management, LLC, 50 Osgood Place, San Francisco, California 94133. The information contained in this table is derived from information provided by each of Lagunitas Partners, L.P., Gruber & McBaine International, Jon D. Gruber, F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976 and F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975.

(5)
Consists of 448,000 shares owned by Lagunitas Partners, LP, 140,000 shares owned by Gruber & McBaine International, 80,000 shares owned by Jon D. Gruber, 16,000 shares owned by F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976 and 16,000 shares owned by F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975. See note (4) above. Under a voting agreement entered into with Artisoft, each of the foregoing individuals and entities has agreed, in general, to vote on any matter at any meeting of our stockholders on which the holders of the series B preferred stock vote together with the holders of common stock, as a single class, no more than the following shares of series B preferred stock: Lagunitas Partners, LP—305,088 shares, Gruber & McBaine International—95,340 shares; Jon D. Gruber—54,480 shares; F/B/O Lindsay Deroy Gruber Trust dated December 27, 1996—10,896 shares; and F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975—10,896 shares.

(6)
After giving effect to Artisoft's September 2003 financing which closed on September 10, 2003, consists of: (i) 213,334 shares owned by Lagunitas Partners, LP, (ii) 66,667 shares owned by Gruber & McBaine International, (iii) 38,334 shares owned by Jon D. Gruber, (iv) 7,500 shares owned by F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976 and (v) 7,500 shares owned by F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975.

(7)
After giving effect to Artisoft's September 2003 financing which closed on September 10, 2003, consists of an aggregate of 405,485 shares of common stock issuable either upon conversion of shares of series C preferred stock or upon exercise of warrants to purchase common stock over which Perkins Capital Management, Inc. has dispositive control. In general, the aggregate number of shares of common stock that a holder of series C preferred stock or common stock purchase warrants purchased in the September 2003 financing may acquire upon conversion or exercise is limited to the extent necessary to ensure that, following such conversion or exercise, the total number of shares of common stock then beneficially owned by such holder or any affiliate thereof does not exceed 9.999% of the total number of issued and outstanding shares of common stock giving effect to such conversion or exercise.

(8)
After giving effect to Artisoft's September 2003 financing which closed on September 10, 2003, consists of 447,000 shares over which Perkins Capital Management, Inc. has dispositive control. In general, the aggregate number of shares of common stock that a holder of series C preferred stock may acquire upon conversion is limited to the extent necessary to ensure that, following such conversion, the total number of shares of common stock then beneficially owned by such holder or any affiliate thereof does not exceed 9.999% of the total number of issued and outstanding shares of common stock giving effect to such conversion.

(9)
After giving effect to Artisoft's September 2003 financing which closed on September 10, 2003, consists of an aggregate of 405,485 shares of common stock issuable either upon conversion of shares of series C preferred stock or upon exercise of warrants to purchase common stock over which Constable Advisors, LLC has voting and dispositive control. In the September 2003 financing, Constable Capital, LLC acquired 231,207 shares of series C preferred stock and warrants to purchase 231,207 shares of common stock and Constable Capital QP, LLC acquired 68,793 shares of series C preferred stock and warrants to purchase 68,793 shares of common stock. In general, the aggregate number of shares of common stock that a holder of series C preferred stock or common stock purchase warrants purchased in the September 2003 financing may acquire upon conversion or exercise is limited to the extent necessary to ensure that, following such conversion or exercise, the total number of shares of common stock then beneficially owned by such holder or any affiliate thereof does not exceed 9.999% of the total number of issued and outstanding shares of common stock giving effect to such conversion or exercise.

(10)
After giving effect to Artisoft's September 2003 financing which closed on September 10, 2003, consists of (i) 231,207 shares owned by Constable Capital, LLC and (ii) 68,793 shares owned by Constable Capital QP, LLC. Constable Advisors, LLC is the managing member of each of Constable Capital, LLC and Constable Capital QP, LLC. In general, the aggregate number of shares of common stock that a holder of series C preferred stock may acquire upon conversion is limited to the extent necessary to ensure that, following such conversion, the total number of shares of common stock then beneficially owned by such holder or any affiliate thereof does not exceed 9.999% of the total number of issued and outstanding shares of common stock giving effect to such conversion.

(11)
After giving effect to Artisoft's September 2003 financing which closed on September 10, 2003, consists of (i) 2,000 shares of common stock owned by Steven C. Zahnow, (ii) 100,000 shares of common stock owned by Zahnow Partners, LP, (iii) 32 shares of common stock owned by Mr. Zahnow's children, (iv) 20,000 shares of common stock owned by Pathfinders Ventures, LLC and (v) an aggregate of 269,896 shares of common stock issuable either upon conversion of shares of series C preferred stock or upon exercise of warrants to purchase common stock owned by Pathfinder Ventures II, L.L.C. In general, the aggregate number of shares of common stock that a holder of series C preferred stock or common stock purchase warrants purchased in the September 2003 financing may acquire upon conversion or exercise is limited to the extent necessary to ensure that, following such conversion or exercise, the total number of shares of common stock then beneficially owned by such holder or any affiliate thereof does not exceed 9.999% of the total number of issued and outstanding shares of common stock giving effect to such conversion or exercise. Steven C. Zahnow is the managing member of Zahnow Group LLC, the general partner of Zahnow Partners, LP. Mr. Zahnow has voting and dispositive control over shares owned by Pathfinder Ventures L.L.C. Mr. Zahnow is a co-manager of RRS Ventures, LLC, the managing member of Pathfinder Ventures II, L.L.C. Mr. Zahnow was elected to Artisoft's board of directors in September 2003. The information contained in this table is derived from information provided by Steven C. Zahnow.

(12)
After giving effect to Artisoft's September 2003 financing which closed on September 10, 2003, consists of 1,400,000 shares owned by Pathfinder Ventures II, L.L.C. See note (11) above. In general, the aggregate number of shares of common stock that a holder of series C preferred stock may acquire upon conversion is limited to the extent necessary to ensure that, following such conversion, the total number of shares of common stock then beneficially owned by such holder or any affiliate thereof does not exceed 9.999% of the total number of issued and outstanding shares of common stock giving effect to such conversion.

(13)
S Squared Technology Corp. filed a Schedule 13G/A with the Securities and Exchange Commission on February 14, 2003. The information contained in this table is derived from that filing.

(14)
Includes 11,668 shares issuable upon the exercise of options exercisable within 60 days of July 31, 2003.

(15)
Includes 58,139 shares issuable upon the exercise of options exercisable within 60 days of July 31, 2003.

(16)
Includes 33,604 shares issuable upon the exercise of options exercisable within 60 days of July 31, 2003.

(17)
Includes 5,001 shares issuable upon the exercise of options exercisable within 60 days of July 31, 2003.

(18)
Consists of 333 shares owned by Michael Lewis and Kathryn Braun TR The Lewis Family Trust and 9,033 shares issuable upon the exercise of options exercisable within 60 days of July 31, 2003.

(19)
Consists of 5,001 shares issuable upon the exercise of options exercisable within 60 days of July 31, 2003.

(20)
Consists of 1,111 shares issuable upon the exercise of options exercisable within 60 days of July 31, 2003.

(21)
In March 2003, Mr. O'Donnell resigned as Secretary and Chief Financial Officer.

(22)
In June 2003, Mr. Burningham resigned as Vice President of Sales.

(23)
After giving effect to Artisoft's September 2003 financing which closed on September 10, 2003, includes an aggregate of 123,557 shares issuable upon the exercise of options exercisable within 60 days of July 31, 2003 and an aggregate of 269,896 shares issuable upon the conversion of series C preferred stock or exercise of warrants to purchase common stock convertible or exercisable, as applicable, within 60 days of July 31, 2003.

Change in Control

        Summary.    In August and November 2001, Artisoft completed a series B preferred stock and common stock purchase warrant financing. In September 2002, Artisoft completed a common stock financing. In each of these financings, either a majority or all of the securities were purchased by affiliates of Austin W. Marxe and David M. Greenhouse.

        Following the 2001 financing, Messrs. Marxe and Greenhouse beneficially owned approximately 21.1% of our common stock and controlled the election of up to two members of our board of directors. Following the September 2002 financing, Messrs. Marxe and Greenhouse beneficially owned approximately 36.3% of our common stock and controlled the election of up to three members of our board of directors.

        In September 2003, we completed a series C preferred stock and common stock purchase warrant financing. Neither Messrs. Marxe and Greenhouse nor any of their affiliates purchased securities in our September 2003 financing. We completed the September 2003 financing following the authorization and approval of the financing by our stockholders at a special meeting held in September 2003. Affiliates of Messrs. Marxe and Greenhouse holding Artisoft securities beneficially owned by Messrs. Marxe and Greenhouse were parties to a voting agreement under which they agreed to vote all of their Artisoft securities to authorize and approve the financing.

        Following the September 2003 financing, due to the effects of the financing on the antidilution and purchase price adjustment terms applicable to the Artisoft securities beneficially held by Messrs. Marxe and Greenhouse, Messrs. Marxe and Greenhouse beneficially owned approximately 65.5% of our common stock and continued to control the election of up to three of our directors.

        Messrs. Marxe and Greenhouse's acquisition of beneficial ownership of Artisoft securities and additional director rights in our September 2002 financing and the increase in Messrs. Marxe and Greenhouse's beneficial ownership interest in Artisoft as a result of the effects of our September 2003 financing on the antidilution and purchase price protection terms applicable to Messrs. Marxe and Greenhouse's Artisoft securities may each individually, or both together, constitute a change in control of Artisoft. To our knowledge, no other entity or group possesses a similar degree of control over Artisoft. The extent of the control over Artisoft held by Messrs. Marxe and Greenhouse is described in further detail below.

        2001 Financing.    On August 8 and November 14, 2001, each of Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. participated in a financing of Artisoft in which these investors purchased an aggregate of 2,100,000 shares of our series B preferred stock and warrants to purchase an aggregate of 350,000 shares of our common stock at a per share exercise price equal to $22.50. Each of these investors is an affiliate of Messrs. Marxe and Greenhouse.

        Each outstanding share of our series B preferred stock may be voted on a basis equal to the number of shares of common stock into which it converts. Immediately following the 2001 financing, each share of series B preferred stock converted into approximately .1667 of a share of common stock. Assuming the conversion of all of the investors' shares of series B preferred stock into common stock and the exercise of all of the investors' warrants, immediately following the 2001 financing Austin W. Marxe and David M. Greenhouse held an aggregate beneficial ownership interest in our common stock of approximately 21.1%, consisting of, in the aggregate:

  •
  2,100,000 shares of our series B preferred stock, representing 75% of our outstanding shares of series B preferred stock and convertible into approximately 350,000 shares of our common stock; and

  •
  warrants to purchase 350,000 shares of our common stock at a per share purchase price equal to $22.50.

        In addition, pursuant to our certificate of incorporation, the holders of series B preferred stock have the right, as a class, to elect two directors to our board of directors. Under an agreement among Artisoft and the holders of the series B preferred stock, Special Situations Fund III, L.P. has the right to select the directors to be elected by the holders of the series B preferred stock.

        Effective as of August 28, 2002, the holders of our series B preferred stock elected Robert J. Majteles to our board of directors. Prior to the election of Mr. Majteles to our board of directors, the board of directors comprised five directors. As of August 28, 2002, our board of directors comprised six directors, including Mr. Majteles. Mr. Majteles is the managing member of Treehouse Capital, LLC, an investment firm. Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Fund, L.P. have entered into an agreement with Mr. Majteles and Treehouse Capital, LLC pursuant to which Treehouse Capital, through Mr. Majteles, provides management and financial advisory services for the funds on request. Pursuant to this agreement, the funds pay Treehouse Capital a retainer of $10,000 per month. If Mr. Majteles's services are requested by the funds with respect to a particular portfolio investment, Treehouse Capital is entitled to 10% of the funds' net gain or net loss on the investment during the term of the agreement, offset by fees that may be paid by the portfolio company to Treehouse Capital or Mr. Majteles directly and, except in some cases, the amount of the retainer paid to Treehouse Capital. Under that agreement, Mr. Majteles is required to act independently of the funds in discharging his fiduciary duties to stockholders of any company for which he serves as a member of the board of directors and also is obligated not to disclose to the funds or use for his own benefit any confidential information he obtains in connection with his service for a particular portfolio company. Mr. Majteles does not have or share voting or dispositive power over any securities held by the funds. Mr. Majteles has agreed to serve as a director of Artisoft pursuant to that agreement.

        September 2002 Financing.    On September 27, 2002, we issued and sold an aggregate of 317,466 shares of our common stock at a per share cash purchase price of $6.30 to Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. To our knowledge, each of these investors is in the business of investing in equity and equity-related securities and used cash assets available to their businesses in order to purchase the shares of common stock acquired by them in the transaction. Under the purchase agreement with respect to this September 2002 financing, the investors received the right to designate a director (to be selected by Special Situations Fund III., L.P.) on Artisoft's board of directors, and we are required to use our best efforts to cause that designee to be elected to the board of directors.

        The issuance and sale of shares of common stock in the September 2002 financing resulted in antidilution adjustments to the series B preferred stock and the warrants issued in the 2001 financing. Immediately following the September 2002 financing each share of series B preferred stock was convertible into approximately .3968 of a share of common stock and accordingly was voted on a basis equal to approximately .3968 of a vote for each share of series B preferred stock. In addition, the per share exercise price of each warrant issued in the 2001 financing was reduced from $22.50 to $6.30.

        Following the September 2002 financing, affiliates of Messrs. Marxe and Greenhouse acquired an additional 404,171 shares of our common stock in open market purchases. Therefore, as of December 31, 2002 and assuming the conversion of all shares of series B preferred stock and the exercise of all of the warrants they beneficially own, Austin W. Marxe and David M. Greenhouse held an aggregate beneficial ownership interest in our common stock of approximately 45.9%, consisting of, in the aggregate:

  •
  721,637 shares of common stock, representing approximately 24.3% of our outstanding shares of common stock;

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  2,100,000 shares of our series B preferred stock, representing 75% of our outstanding shares of series B preferred stock and convertible into approximately 833,332 shares of our common stock; and

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  warrants to purchase 350,000 shares of our common stock at a per share purchase price equal to $6.30

        In addition, following the September 2002 financing Austin W. Marxe and David M. Greenhouse, through their affiliates have the right to elect the two directors which may be elected by the holders of the series B preferred stock and the right to designate an additional director, which Artisoft must use its best efforts to cause to be elected.

        September 2003 Financing.    On September 10, 2003, we issued and sold an aggregate of 2,627,002 shares of our series C preferred stock at a per share cash purchase price of $1.50 and warrants to purchase an aggregate of 2,627,002 shares of common stock at a per share purchase price of $1.88 to several investors, none of whom is affiliated with Messrs. Marxe and Greenhouse. We completed the September 2003 financing following the authorization and approval of the financing by our stockholders at a special meeting held on September 9, 2003. Affiliates of Messrs. Marxe and Greenhouse holding Artisoft securities beneficially owned by Messrs. Marxe and Greenhouse were parties to a voting agreement under which they agreed to vote all of their Artisoft securities to authorize and approve the financing.

        The issuance and sale of series C preferred stock in the September 2003 financing resulted in antidilution adjustments to the series B preferred stock and the warrants issued in the 2001 financing. It also required Artisoft to issue additional shares of common stock pursuant to the purchase price adjustment terms of the September 2002 financing. Following the issuance and sale of series C preferred stock, each share of series B preferred stock is now convertible into approximately 1.22 shares of common stock and may vote on a basis of approximately 1.22 votes for each share of series B preferred stock and the per share exercise price of the warrants issued in the 2001 financing has been reduced from $6.30 to $1.50. In addition, Artisoft issued to Special Situations Funds III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P., pro rata based upon their participation in the September 2002 financing, an aggregate of 660,328 shares of common stock pursuant to the purchase price adjustment terms of the September 2002 financing. Therefore, following the September 2003 financing and assuming the conversion of all shares of series B preferred stock and the exercise of all of the warrants they beneficially own, Austin W. Marxe and David M. Greenhouse, through their affiliates, held an aggregate beneficial ownership interest in our common stock of approximately 65.5%, consisting of, in the aggregate:

  •
  1,381,964 shares of common stock, representing approximately 37.9% of our outstanding shares of common stock;

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  2,100,000 shares of our series B preferred stock, representing 75% of our outstanding shares of series B preferred stock and convertible into approximately 2,566,661 shares of our common stock; and

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  warrants to purchase 350,000 shares of our common stock at a per share purchase price equal to $1.50

        In addition, Messrs. Marxe and Greenhouse retain control over the election of up to three of our directors and have exercised that control to have Robert J. Majteles elected a director by the holders of our series B preferred stock. On September 12, 2003, the holders of our series C preferred stock exercised their class voting rights to elect Steven C. Zahnow as a director. Therefore, our board of directors currently comprises seven directors, including Mr. Majteles, with Messrs. Marxe and Greenhouse controlling the election of up to two additional directors.

PROPOSAL ONE:
ELECTION OF DIRECTOR

        The board of directors is divided into three classes with one class of directors elected annually for a term of three years. The class I directors serve until the annual meeting of stockholders to be held in 2004, the class II director serves until the annual meeting of stockholders to be held in 2003 and the class III directors serve until the annual meeting of stockholders to be held in 2005, in each case, until their respective successors have been elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring. In addition, our certificate of incorporation provides that the holders of our series B preferred stock, as a separate class, have the right to elect two additional directors to our board of directors, and the holders of our series C preferred stock, as a separate class, have the right to elect one additional director to our board of directors. In August 2002, the holders of our series B preferred stock elected Robert J. Majteles to serve as a director pursuant to their class voting rights, and in September 2003, the holders of our series C preferred stock elected Steven C. Zahnow to serve as a director pursuant to their class voting rights. Under the purchase agreement governing their investment in Artisoft, the holders of our series B preferred stock agreed to elect the designee of Special Situations Fund III, L.P., an affiliate of Austin W. Marxe and Davie M. Greenhouse, as a director pursuant to their class voting rights. Mr. Majteles was the designee of Special Situations Fund III, L.P. The holders of our series C preferred stock agreed to elect Mr. Zahnow a director pursuant to their class voting rights under the purchase agreement governing their investment in Artisoft. The holders of our series B preferred stock have not yet elected an individual to serve as the second director that may be elected pursuant to the class voting rights of the series B preferred stock.

        The persons named in the enclosed proxy will vote to elect, as a class II director, Mr. Steven G. Manson, unless the proxy is marked otherwise. Mr. Manson is currently a director of Artisoft. The class II director will be elected to hold office until the 2006 annual meeting of stockholders and until his successor is elected and qualified. The nominee has indicated his willingness to serve, if elected. However, if the nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. Our board of directors has no reason to believe that the nominee will be unable to serve if elected.

        For each member of our board of directors, including the nominee for election as the class II director, there follows information given by each concerning:

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  the director's age;

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  all positions or offices, including committee membership, held by the director;

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  the director's length of service as a director of Artisoft;

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  the director's principal occupation and business experience for at least the past five years; and

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  the names of other public reporting companies of which the director serves as a director.

Name	Age	Position	Class to which Director Belongs	Committees on which Director Serves
Michael P. Downey	56	Director	I	Audit Committee and Nominating Committee
Francis E. Girard	64	Director	I	Audit Committee and Compensation Committee
Steven G. Manson*	44	Director, President and Chief Executive Officer	II	—
Robert H. Goon	62	Director	III	Nominating Committee
Kathryn B. Lewis	52	Director	III	Audit Committee and Compensation Committee
Robert J. Majteles	39	Director	Series B Preferred Stock	—
Steven C. Zahnow	42	Director	Series C Preferred Stock	—

*
Nominee for election to the board of directors at the annual meeting.

        There are no family relationships among any of our directors, nominees for director and executive officers.

Nominee for Election to the Board of Directors

Class II Director (Term to expire at 2006 Annual Meeting)

        Steven G. Manson has served as a Director, President and Chief Executive Officer of Artisoft since July 2000. Mr. Manson joined Artisoft in 1996 as Vice President of Product Management—Computer Telephony Division. Subsequently, he was named Vice President and General Manger, and then Senior Vice President and General Manager of the Computer Telephony Products Group. Mr. Manson joined Artisoft from Gensym Corporation where he was Director of Corporate Marketing from 1995 until 1996. Earlier in his career, Mr. Manson held various senior level marketing positions at Cadre Technologies, Inc. and Prime Computer Inc.

        Our board of directors believes that the election of Steven G. Manson as a class II director to hold office for a term of three years and until his successor is elected and qualified is in the best interests of both Artisoft's stockholders and Artisoft and recommends a vote FOR the nominee for director.

Continuing Members of the Board of Directors

Class I Directors (Terms to expire at 2004 Annual Meeting)

        Michael P. Downey has served on the board of directors since February 1997. From March 2000 until June 2000, Mr. Downey served as interim President and Chief Executive Officer of Artisoft. Mr. Downey currently is a private investor and executive consultant. From 1995 until 1997, Mr. Downey served as Executive Vice President and Chief Financial Officer of Nellcor Puritan Bennett, also referred to as NPB, a medical manufacturing company. Mr. Downey served as Vice President and Chief Financial Officer of NPB from 1989 until 1995 and in other capacities for NPB from 1986 until 1989. He retired from NPB upon its acquisition in 1997 by Mallinckrodt. Prior to his employment by NPB, Mr. Downey was Vice President of Finance for Shugart Corporation, a manufacturer and distributor of computer disk drives, and had several years experience in accounting management positions with General Motors Corporation. Mr. Downey is also a member of the board of directors of Emulex Corporation, a designer and manufacturer of both software- and hardware-based network access products and First Consulting Group, Inc., a consulting integration and management company for the healthcare and pharmaceutical industries.

        Francis E. Girard has served on the board of directors since October 1998. Mr. Girard currently serves as Vice Chairman of Comverse Network Systems, a manufacturer of computer and telecommunications systems and a subsidiary of Comverse Technology, Inc. He also served as Chief Executive Officer of Comverse Technology, Inc., a manufacturer of computer and telecommunications systems, from 1998 until January 2001. From 1996 to 1998, Mr. Girard served as President and Chief Executive Officer and as a director of Boston Technology, Inc., a provider of communications and information processing systems. Previously, Mr. Girard has also served as Vice President of Sales, Marketing and Support of NEC Information Systems, Inc. Mr. Girard is a member of the board of directors of Comverse Technology, Inc.

Class III Directors (Terms to expire at 2005 Annual Meeting)

        Robert H. Goon has served on the board of directors since September 2000. Mr. Goon has been engaged in the practice of law for more than 35 years. Since October 1999, he has been a sole practitioner. Prior to October 1999, Mr. Goon was a partner in the law firm of Jeffer, Mangels, Butler & Marmaro, LLP. Mr. Goon also serves as a director of Emulex Corporation, a designer and manufacturer of both software- and hardware-based network access products, and Coastcast Corporation, a manufacturer of golf club heads.

        Kathryn B. Lewis has served on the board of directors since August 1994. From 1978 to 1998, Ms. Lewis held several positions at Western Digital Corporation, a manufacturer of computer disk drives, most recently as President, Personal Storage Division. Since 1998, Ms. Lewis has acted primarily as a private investor. Ms. Lewis is a member of the board of directors of Lantronix, Inc., a provider of hardware and software solutions.

Series B Preferred Stock Director

        Robert J. Majteles has served on the board of directors since August 2002. Mr. Majteles has served as the managing member of Treehouse Capital, LLC, a financial, investment and management advisor since August 2002. Treehouse Capital is joint venture between Mr. Majteles and Special Situations Funds, an affiliate of Austin W. Marxe and David M. Greenhouse. From January 2000 to April 2001, Mr. Majteles served as Chief Executive Officer of Citadon, Inc., a provider of collaboration software to the construction and engineering industries. From 1997 until August 1999, Mr. Majteles served as Chief Executive Officer of Ultradata Corporation, a developer of software for financial institutions. Mr. Majteles is a member of the board of directors of Attunity Ltd., a provider of enterprise data integration software.

Series C Preferred Stock Director

        Steven C. Zahnow has served on the board of directors since September 2003. Since 1997, Mr. Zahnow has served as the managing member of Zahnow Group, LLC, the general partner of Zahnow Partners, LP, a hedge fund. In addition, Mr. Zahnow is a partner of RRS & Company, an investment firm.

Board of Directors and Committee Meetings

        During the fiscal year ended June 30, 2003, our board of directors met fifteen times. During the period during which each director served as a director, each director attended at least 75% of the board meetings and 75% of the meetings held by all of the committees on the board on which that director served.

        Our board of directors has a standing audit committee, which monitors and reviews Artisoft's financial statements and the underlying reporting policies and internal controls, recommends the selection of Artisoft's independent auditor, and reviews whether non-audit services provided by the independent auditor undermine the auditor's independence. The audit committee met thirteen times during the fiscal year ended June 30, 2003. The current members of the audit committee are Ms. Lewis (Chair) and Messrs. Downey and Girard.

        Our board of directors has a standing compensation committee, which reviews and approves executive officer compensation including for our chief executive officer. The compensation committee also administers Artisoft's bonus and incentive plans and programs, including stock option and stock purchase plans. The compensation committee met five times during the fiscal year ended June 30, 2003. The current members of the compensation committee are Mr. Girard (Chair) and Ms. Lewis.

        Our board of directors has a standing nominating committee, which selects the individuals to be nominated by our board of directors for election as directors at our annual meeting of stockholders and oversees the evaluation of our board of directors and management. The nominating committee met four times during the fiscal year ended June 30, 2003. The nominating committee will consider nominees recommended by stockholders. Stockholders who wish to recommend nominees for director should submit such recommendations to Artisoft's corporate secretary, at Artisoft's principal offices, who will forward such recommendations to the nominating committee for consideration. The current members of the nominating committee are Messrs. Goon (Chair) and Downey.

Independence of Audit Committee Members

        The NASDAQ Marketplace Rules currently require all NASDAQ companies to have an audit committee of at least three members made up solely of independent directors, each of whom must be able to read and understand fundamental financial statements and one of whom must be financially sophisticated. A director will not be considered "independent" if, among other things, the director has been employed by the company or its affiliates in the current or past three years. Under exceptional and limited circumstances, NASDAQ allows one non-independent director to serve on the audit committee provided that the board of directors determines such appointment to be in the best interests of the company and its stockholders.

        Two audit committee members, Mr. Girard and Ms. Lewis, are independent in accordance with the NASDAQ rules. Mr. Downey, having served as interim President and Chief Executive Officer of Artisoft from March 2000 through June 2000, prior to the appointment of Mr. Manson in July 2000, does not meet NASDAQ's definition of independence.

        The board of directors has determined that Mr. Downey's membership on the audit committee is in the best interests of Artisoft and its stockholders. The board's decision was based, in part, on:

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  Mr. Downey's limited employment by Artisoft pending the appointment of a President and Chief Executive Officer;

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  Mr. Downey's election not to receive any bonus compensation while an employee of Artisoft;

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  Mr. Downey's critical role in continuing the implementation of Artisoft's business strategies; and

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  Mr. Downey's financial sophistication, including his prior experience as Executive Vice President and Chief Financial Officer of Nellcor Puritan Bennett, a medical device company; as Vice President for Finance for Shugart Corporation, a manufacturer and distributor of computer disk drives; and as an employee in various accounting management positions with General Motors Corporation.

Director Compensation

        Directors who are not employees of Artisoft receive a $10,000 annual retainer. All directors receive an additional $2,000 annual retainer for each committee of the board of directors on which they serve as a Chairman, plus $1,000 per board meeting attended and $700 per committee meeting attended ($400 for telephonic board or committee meetings). In addition to the director fees, a non-employee Chairman of the Board receives cash compensation of $50,000 per year.

        Directors who are not employees of Artisoft receive an option to purchase 3,333 shares of Artisoft's common stock upon their initial election to the board of directors. In addition, on the date of each annual meeting, each non-employee director receives an option to purchase 1,666 shares of common stock, provided the director has served as a director a minimum of six months. A non-employee Chairman of the Board, upon appointment as Chairman, receives an option to purchase 2,500 shares of Artisoft's common stock. In addition, he or she receives an option to purchase 2,500 shares of common stock at each subsequent annual meeting of stockholders, provided he has served as Chairman for a minimum of six months. Options granted to directors, including the Chairman of the Board, vest over a three-year period unless a change in control of Artisoft occurs, in which case they become 100% vested and exercisable. The option exercise price is equal to the fair market value of Artisoft's common stock on the date of grant.

        All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at board and committee meetings. Directors who are employees of Artisoft do not receive compensation for service on the board or committees of the board other than their compensation as employees.

PROPOSAL TWO:
APPROVAL OF 2004 EMPLOYEE STOCK PURCHASE PLAN

        In October 2003, our board of directors adopted, subject to stockholder approval, the 2004 Employee Stock Purchase Plan, pursuant to which our employees may purchase an aggregate of up to 250,000 shares of common stock. The number of shares of common stock issuable under the plan is subject to adjustment in the event of stock splits and other similar events.

        The 2004 Employee Stock Purchase Plan is designed to replace our existing Employee Stock Purchase Plan, which will expire by its terms on December 31, 2003. As of September 30, 2003, 79,398 shares of common stock had been purchased pursuant to our existing Employee Stock Purchase Plan. Upon its expiration, shares of our common stock may no longer be issued under our existing Employee Stock Purchase Plan.

        The purpose of the 2004 Employee Stock Purchase Plan is to provide eligible employees of Artisoft, including our subsidiaries, with opportunities to purchase shares of our common stock through a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Internal Revenue Code.

        Our board of directors believes that approval of the 2004 Employee Stock Purchase Plan and the authorization of an aggregate of 250,000 shares of our common stock for issuance under that plan is in the best interests of both Artisoft's stockholders and Artisoft and recommends a vote FOR such approval and authorization.

Description of the 2004 Employee Stock Purchase Plan

        The following is a summary of the 2004 Employee Stock Purchase Plan. The following summary is qualified in its entirety by reference to the 2004 Employee Stock Purchase Plan, a copy of which is attached as Appendix A to the electronic copy of this proxy statement filed with the Securities and Exchange Commission and may be accessed from the Securities and Exchange Commission's Internet home page (www.sec.gov). In addition, a copy of the 2004 Employee Stock Purchase Plan may be obtained from our corporate secretary.

        Eligibility to Receive Awards.    All of Artisoft's employees, including directors who are also employees and the employees of any subsidiaries of Artisoft designated by our board of directors or its appointed committee are eligible to participate in the 2004 Employee Stock Purchase Plan, provided that:

  •
  they are customarily employed by Artisoft or a designated subsidiary for more than 20 hours per week and more than five months in a calendar year; and

  •
  they are employees of Artisoft or the designated subsidiary on the first day of the plan period, as described below.

Employees who would own, immediately after the grant, 5% or more of the total combined voting power or value of the stock of Artisoft or any subsidiary are not eligible to participate in the 2004 Employee Stock Purchase Plan.

        Offerings.    Artisoft will make one or more offerings to eligible employees to purchase stock under the 2004 Employee Stock Purchase Plan. Offerings will begin each January 1 and July 1, or the first business day thereafter, and commence a six-month period, also referred to as a "plan period," during which payroll deductions will be made and held for the purchase of our common stock on the last business day of the plan period. Our board of directors or its appointed committee may, in its discretion, choose a different plan period of 12 months or less for subsequent offerings. The first plan period will begin on January 1, 2004 and end on June 30, 2004.

        Participation and Payroll Deductions.    An eligible employee may participate in the offering by completing and forwarding a payroll deduction authorization form to our payroll office, authorizing Artisoft to deduct from his or her regular pay a dollar amount not to exceed 15% of such pay during the plan period. Unless the employee files a new form or withdraws from the plan, his or her deductions will continue at the same rate for future offerings as long as the 2004 Employee Stock Purchase Plan remains in effect. No employee may be granted an option under the plan that permits him or her to purchase more than $25,000 of our common stock (based on the fair market value of our common stock on the first business day of the plan period) in any calendar year.

        Interest will not be paid on any employee accounts, except to the extent that our board of directors or its appointed committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

        An employee may decrease or discontinue, but may not increase, the payroll deduction one time during any plan period. If an employee discontinues his or her payroll deductions during a plan period, but does not elect to withdraw his or her funds, funds deducted prior to his or her election to discontinue will be applied to the purchase of our common stock on the last business day of the plan period. An employee may, during a plan period, withdraw all of the employee's balance accumulated in his or her payroll deduction account. Partial withdrawals are not permitted. If an employee withdraws all of such balance, then he or she may not participate again during the remainder of the plan period.

        Purchase of Shares.    On the first business day of a plan period, we will grant each eligible employee who is then a participant in the 2004 Employee Stock Purchase Plan an option to purchase on the last business day of that plan period, at the option price, as described below, the largest number of whole shares of our common stock that does not exceed the number determined by multiplying $2,083 by the number of full months in the plan period and dividing the result by the closing price on the first business day of that plan period. Under the terms of the 2004 Employee Stock Purchase Plan, the purchase price of each share is an amount equal to 85% of the closing price of our common stock on either the first business day of the plan period or the last business day of the plan period, whichever is less, also referred to as the "option price." The closing price will be (1) the closing sale price on any national securities exchange or national market system, including, without limitation, the NASDAQ National Market or the NASDAQ SmallCap Market of The NASDAQ Stock Market, or (2) the mean of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal or any other source the Board deems reliable. If no sale of common stock were made on that day, the price of the common stock for purposes of clause (1) above will be the reported price for the next preceding day on which sales were made.

        On the last business day of a plan period, each employee who continues to be a participant in the 2004 Employee Stock Purchase Plan is deemed to have exercised the option, at the option price, to the extent of accumulated payroll deductions. Any balance remaining in the employee's payroll deduction account at the end of the plan period is automatically refunded to the employee, except that any balance that is less than the purchase price of one share of our common stock will carry over to the payroll deduction account for the next plan period, unless the employee decides not to participate in the next plan period, in which case it will be refunded.

        Plan Benefits.    As of September 30, 2003, approximately 72 persons were eligible to participate under the 2004 Employee Stock Purchase Plan, including our three executive officers. No shares have yet been acquired under the 2004 Employee Stock Purchase Plan. The number of shares to be acquired under the 2004 Employee Stock Purchase Plan in the future depends upon the extent of participation in the plan by eligible participants. Thus, we cannot now determine specific future benefits under the plan.

        On September 30, 2003, the last reported sale price of our common stock on the NASDAQ SmallCap Market was $3.43.

        Administration.    Our board of directors or a committee appointed by our board of directors administers the 2004 Employee Stock Purchase Plan. Our board of directors or its appointed committee has authority to make rules and regulations for the administration of the 2004 Employee Stock Purchase Plan and its interpretation and decisions regarding the 2004 Employee Stock Purchase Plan are final and conclusive. Subject to the provisions of the Employee Stock Purchase Plan, our board of directors may amend or terminate the 2004 Employee Stock Purchase Plan at any time. Our board of directors has appointed the compensation committee of the board of directors to administer the 2004 Employee Stock Purchase Plan.

        In the event of a subdivision of outstanding shares of our common stock or payment of a dividend in our common stock, our board of directors, or its appointed committee, is required to make appropriate adjustments to the number of shares approved for the 2004 Employee Stock Purchase Plan and the limitations on purchase of shares, as well as other adjustments that it deems equitable. In the event of a merger or consolidation in which the holders of our capital stock immediately prior to such merger or consolidation continue to hold at least 80% of the voting power of the capital stock of the surviving corporation, each participant holding an outstanding option under the plan will be entitled to receive, at the end of the plan period, the equivalent number of securities or property which holders of our common stock were entitled to receive upon consummation of such merger or consolidation. In the event of a merger or consolidation of Artisoft in which the holders of our capital stock immediately prior to the merger or consolidation do not continue to hold at least 80% of the voting power of the capital stock of the surviving corporation, or a sale of substantially all of Artisoft's assets, our board of directors may:

  •
  provide that participants will receive such stock or securities as holders of shares of our common stock received pursuant to the terms of the transaction;

  •
  cancel all outstanding options under the 2004 Employee Stock Purchase Plan and refund all payroll deductions prior to the effective date of such transaction; or

  •
  cancel all outstanding options under the 2004 Employee Stock Purchase Plan as of the effective date of such transaction; provided that notice of the cancellation is given to all participants and participants have the right to exercise any outstanding option as of a date, at least ten days prior to the effective date of such transaction, determined by our board of directors or its appointed committee.

Federal Income Tax Consequences

        The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the 2004 Employee Stock Purchase Plan and with respect to the sale of common stock acquired under that plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

        Tax Consequences to Participants.    A participant will not have income upon enrolling in the 2004 Employee Stock Purchase Plan or upon purchasing stock at the end of an offering.

        A participant may have both compensation income and capital gain income if the participant sells stock that was acquired under the plan at a profit (if sales proceeds exceed the purchase price). The amount of each type of income will depend on when the participant sells the stock.

        If the participant sells the stock more than two years after the commencement of the semiannual period of participation during which the stock was purchased and more than one year after the date that the participant purchased the stock, then the participant will have compensation income equal to the lesser of:

  •
  15% of the value of the stock on the day the semiannual period of participation commenced; and

  •
  the participant's profit (the excess of sales proceeds over the purchase price).

Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

        If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. If the participant's profit exceeds the compensation income, then the excess profit will be capital gain. If the participant's profit is less than the compensation income, then the participant will have a capital loss equal to the value of the stock on the day he or she purchased the stock less the sales proceeds. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

        Tax Consequences to Artisoft.    There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

INFORMATION ABOUT INDEPENDENT AUDITORS

        KPMG LLP has served as independent auditors of Artisoft since 1990. Representatives of KPMG LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. As the audit committee of our board of directors has not yet met to consider the matter, we have not selected our independent auditors for the current fiscal year. Our audit committee expects to consider the matter at its next regular meeting, scheduled in November 2003, and we expect to select our independent auditors for fiscal 2004 on or about that time.

Report of the Audit Committee

        For the fiscal year ended June 30, 2003, the audit committee of Artisoft's board of directors was composed of three members and acted under a written charter approved by the board of directors on June 29, 2000. The audit committee reviewed Artisoft's audited financial statements for the fiscal year ended June 30, 2003 and discussed these financial statements with Artisoft's management. The audit committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with KPMG LLP, Artisoft's independent auditors. SAS 61 requires Artisoft's independent auditors to discuss with Artisoft's audit committee, among other things, the following:

  •
  the initial selection of and changes in significant accounting policies;

  •
  methods to account for significant unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates;

  •
  adjustments arising from the audit that, in the auditors' judgment, have a significant effect on the entity's financial reporting;

  •
  difficulties, if any, encountered in dealing with management in the performance of the audit; and

  •
  disagreements, of which there were none, with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        Artisoft's independent auditors also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors to disclose annually in writing all relationships that in the auditors' professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of their independence. The audit committee also considered whether the independent auditors' provision of the other, non-audit related services to Artisoft, which are referred to in "Independent Auditor's Fees and Other Matters" below, is compatible with maintaining the auditors' independence.

        Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the audit committee recommended to the board of directors that the audited financial statements be included in Artisoft's Annual Report on Form 10-K for the fiscal year ended June 30, 2003.

                      AUDIT COMMITTEE

                      KATHRYN B. LEWIS, CHAIR
                      MICHAEL P. DOWNEY
                      FRANCIS E. GIRARD

Independent Auditor's Fees and Other Matters

        Audit Fees.    KPMG LLP billed Artisoft an aggregate of $222,000 in fees for professional services rendered in connection with the audit of Artisoft's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of Artisoft's Quarterly Reports on Form 10-Q during the fiscal year ended June 30, 2003.

        Financial Information Systems Design and Implementation Fees.    KPMG LLP did not bill Artisoft for any professional services rendered to Artisoft and its affiliates for the fiscal year ended June 30, 2003 in connection with financial information systems design or implementation, the operation of Artisoft's information system or the management of its local area network.

        All Other Fees.    KPMG LLP billed Artisoft an aggregate of $199,942 in fees for other services rendered to Artisoft and its affiliates for the fiscal year ended June 30, 2003, primarily for tax compliance and advisory services and accounting advisory services which consisted primarily of review of registration statements and issuance of consents, consultation on accounting and SEC filing matters and audit of employee benefit plans.

INFORMATION ABOUT EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

        The following table sets forth information with respect to the compensation, for the last three fiscal years, of our Chief Executive Officer and each person who served as an executive officer of Artisoft during the fiscal year ended June 30, 2003 and whose total annual salary and bonus exceeded $100,000 during the fiscal year ended June 30, 2003.

        In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table below does not, unless otherwise noted, include medical, group life or other benefits which are available to all of our salaried employees, and perquisites and other personal benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the total annual salary and bonuses for each of the individuals shown in the table.

Long-Term Compensation
		Annual Compensation		Securities Underlying Options (Shares)(#)
Name and Principal Position	Fiscal Year				All Other Compensation($)
		Salary($)	Bonus($)
Steven G. Manson President and Chief Executive Officer	2003 2002 2001	210,375 210,861 208,491	— — 10,389	10,000 16,666 40,833	5,407(1) 3,772(1) 4,718(1)
Christopher Brookins Vice President of Development and Chief Technology Officer	2003 2002 2001	166,699 166,575 159,734	— — 4,290	10,000 6,250 15,416	4,081(2) 3,879(2) 3,537(2)
Paul Gregory Burningham(3) Vice President of Sales	2003 2002 2001	135,200 135,343 129,922	54,447(4) 37,935(4) 3,518	5,833 8,333 6,250	195,795(5) 2,047(5) 4,604(5)
Michael J. O'Donnell (6) Chief Financial Officer	2003 2002 2001	111,997 152,923 64,615	— — —	2,500 8,333 8,333	207,789(7) 12,166(7) 1,902(7)

(1)
For the fiscal year ended June 20, 2003, consists of $4,600 for contributions by Artisoft under our 401(k) plan and $807 of life insurance premiums paid by Artisoft. For the fiscal year ended June 30,

  2002, consists of $2,965 for contributions by Artisoft under our 401(k) plan and $807 of life insurance premiums paid by Artisoft. For the fiscal year ended June 30, 2001, consists of $3,885 for contributions by Artisoft under our 401(k) plan and $833 of life insurance premiums paid by Artisoft.

(2)
For the fiscal year ended June 20, 2003, consists of $3,676 for contributions by Artisoft under our 401(k) plan and $405 of life insurance premiums paid by Artisoft. For the fiscal year ended June 30, 2002, consists of $3,475 for contributions by Artisoft under our 401(k) plan and $404 of life insurance premiums paid by Artisoft. For the fiscal year ended June 30, 2001, consists of $3,335 for contributions by Artisoft under our 401(k) plan and $202 for life insurance premiums paid by Artisoft.

(3)
Mr. Burningham served as Vice President of Business Development from February 2000 until his appointment as Vice President of Sales in September 2001. Mr. Burningham resigned as our Vice President of Sales in June 2003.

(4)
Represents sales-based performance bonuses based on achievement of predetermined revenue targets.

(5)
For the fiscal year ended June 20, 2003, consists of $195,200 in severance payments by Artisoft and $595 of life insurance premiums paid by Artisoft. For the fiscal year ended June 30, 2002, consists of $1,452 for contributions by Artisoft under our 401(k) plan and $595 of life insurance premiums paid by Artisoft. For the fiscal year ended June 30, 2001, consists of $4,153 for contributions by Artisoft under our 401(k) plan and $451 for life insurance premiums paid by Artisoft.

(6)
Mr. O'Donnell joined Artisoft as its Chief Financial Officer in January 2001 and resigned as our Chief Financial Officer in March 2003.

(7)
For the fiscal year ended June 20, 2003, consists of $12,214 in consulting fees paid by Artisoft following Mr. O'Donnell's resignation from Artisoft in March 2003, $185,053 in severance payments by Artisoft, $2,441 for contributions by Artisoft under our 401(k) plan and $8,081 of life insurance premiums paid by Artisoft. For the fiscal year ended June 30, 2002, consists of $4,580 for matching contributions under Artisoft's 401(k) plan and $7,586 for life insurance premiums paid by Artisoft. For the fiscal year ended June 30, 2001, consists of $1,212 for matching contributions by Artisoft under our 401(k) plan and $690 for life insurance premiums paid by Artisoft.

Option Grants In Last Fiscal Year

        The following table sets forth information concerning individual grants of options to purchase our common stock made during the fiscal year ended June 30, 2003 to those executive officers named in the table set forth under the heading "Summary Compensation Table" above. Each option has a term of ten years, has a per share exercise price equal to the per share fair market value of our common stock on the option grant date and vests as to 25% one year after the grant date, with the remaining 75% vesting in equal monthly installments over the succeeding 36 months. We granted options to purchase an aggregate of up to 90,996 shares of our common stock to our employees, including the officers listed in the table below, during the fiscal year ended June 30, 2003.

        Amounts described in the following table under the heading "Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term" represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend upon the future performance of Artisoft's common stock and the date on which the options are exercised.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		Percent of Total Options Granted to Employees in Fiscal Year (%)
	Number of Securities Underlying Options Granted(#)
Name			Exercise Price ($/share)	Expiration Date
					5%($)	10%($)
Steven G. Manson	10,000	12	3.00	11/14/2012	18,867	47,812
Christopher Brookins	10,000	12	3.00	11/14/2012	18,867	47,812
Paul Gregory Burningham	5,833	7	3.00	11/13/2012	11,005	27,889
Michael J. O'Donnell	2,500	3	3.00	11/14/2012	4,717	11,953

Aggregate Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth information regarding stock options exercised during the fiscal year ended June 30, 2003 and the number and value of unexercised stock options held as of June 30, 2003 by each of the executive officers identified in the table set forth under the heading "Summary Compensation Table" above. In the following table, amounts set forth under the heading "Value of Unexercised In-the-Money Options at Fiscal Year End" are calculated based upon a per share option value determined by subtracting the option exercise price from $1.70, the per share closing sale price of Artisoft's common stock on June 27, 2003, as reported on the NASDAQ SmallCap Market.

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable / Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End Exercisable / Unexercisable($)
Steven G. Manson	—	—	54,287 / 34,423	0 / 0
Christopher Brookins	—	—	32,137 / 19,528	0 / 0
Paul Gregory Burningham	—	—	28,748 / 0	0 / 0
Michael J. O'Donnell	—	—	— / —	0 / 0

Equity Compensation Plan Information

        The following table provides information about the securities authorized for issuance under our equity compensation plans. In accordance with the rules of the Securities and Exchange Commission, the information in the table is presented as of June 30, 2003, the end of our most recently completed fiscal year.

        The following table does not include information regarding our 2004 Employee Stock Purchase Plan, approved by our board of directors in October 2003. As discussed elsewhere in this proxy statement, we are seeking stockholder approval at the annual meeting of our 2004 Employee Stock Purchase Plan. Our current Employee Stock Purchase Plan expires by its terms on December 31, 2003, and the 2004 Employee Stock Purchase Plan is designed to replace that current plan. Upon its expiration, shares of our common stock may no longer be issued under our current Employee Stock Purchase Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	364,575(1)	$29.12 per share	384,223(2)
Equity compensation plans not approved by security holders	—	—	—
Total	364,575	—	384,223

(1)
Consists of outstanding options to purchase 362,208 shares under the 1994 Stock Incentive Plan and 2,367 shares under the 1991 Director Option Plan.

(2)
Includes 70,602 shares issuable under Artisoft's existing Employee Stock Purchase Plan, of which up to 70,602 are issuable in connection with the current offering period which ends on December 31, 2003. Also includes 313,621 shares issuable under Artisoft's 1994 Stock Incentive Plan. Under the 1994 Plan, the number of shares issuable is automatically increased every January 1 by an amount equal to 1.5% of the outstanding shares of our common stock on such date; provided, however, that, in no event may the aggregate number of restricted shares and deferred shares available for grants and awards under the 1994 Plan exceed 200,000. In addition to being available for future issuance upon exercise of options that may be granted after June 30, 2003, 313,621 shares under the 1994 Stock Incentive Plan may instead be issued in the form of restricted shares, deferred shares, stock appreciation rights, performance shares or other equity based awards; provided, however, that in no event shall the number of common shares covered by grants and awards to any one individual participating in the 1994 Plan exceed 500,000 shares per fiscal year or 1,500,000 shares over the term of the 1994 Plan

Change in Control and Severance Agreements

        We have change in control agreements with:

  •
  Steven G. Manson, our President and Chief Executive Officer;

  •
  Christopher Brookins, our Vice President of Development and Chief Technology Officer;

  •
  Paul Gregory Burningham, our former Vice President of Sales; and

  •
  Michael J. O'Donnell, our former Chief Financial Officer.

        The agreements provide that in the event of a change in control of Artisoft and a termination of the executive's employment within two years of the change in control either without cause or by the executive for "good reason," such as a reduction in duties and responsibilities:

  •
  all of the executive's unvested options vest and become exercisable in full; and

  •
  we will pay executives other than the Chief Executive Officer a lump sum equal to one year's base salary plus bonus and we will pay the Chief Executive Officer a lump sum equal to two years' base salary plus bonus.

        In addition, executives other than the Chief Executive Officer will be entitled to other employee benefits that they would otherwise have received for a one-year period after the termination of employment. In the case of the Chief Executive Officer, he will be entitled to other employee benefits for a two-year period after the termination of employment.

        Austin W. Marxe and David M. Greenhouse have advised us that in October 2002 one of their affiliates purchased shares of our common stock on the open market. This acquisition of common stock on the open market by a stockholder with their ownership interest in Artisoft falls within the definition of "change in control" for the purpose of the change in control agreements. Therefore, each of the executives named above will receive benefits under its change in control agreement in the event his employment at Artisoft is terminated prior to October 2004 either without cause or by the executive for good reason.

        Mr. Burningham's employment at Artisoft ceased in June 2003, at which time Artisoft and Mr. Burningham entered into a severance and general release agreement, which provided for the payment by Artisoft of all of the benefits described above under his change in control agreement. In addition, Mr. Burninghams's severance and general release agreement provided for a lump sum payment of $9,000, representing the difference between the Mr. Burningham's projected actual fiscal year 2003 bonus/commission and the annualized target fiscal year 2003 bonus/commission.

        Mr. O'Donnell's employment at Artisoft ceased in March 2003. Mr. O'Donnell is receiving all of the benefits described above under his change in control agreement.

        In addition, Artisoft has entered into a severance agreement with its Chief Executive Officer providing that, in the event his employment is terminated without cause, he will have the option of receiving a lump sum payment equal to six months base salary or a salary continuation for the earlier of nine months from the date of termination or until the date he has obtained other full-time employment. The severance payment or salary continuation under this agreement is in addition to the benefits under the Chief Executive Officer's change in control agreement described in the preceding paragraphs.

Report of the Compensation Committee

        This report is submitted by the compensation committee of the board of directors and addresses Artisoft's policies for the fiscal year ended June 30, 2003. All members of the compensation committee are nonemployee directors.

        Compensation Philosophy.    The objectives of Artisoft's executive compensation policies are:

  •
  to attract, retain and reward executive officers who contribute to Artisoft's success;

  •
  to align the financial interests of executive officers with the performance of Artisoft;

  •
  to strengthen the relationship between executive pay and shareholder value;

  •
  to motivate executive officers to achieve Artisoft's business objectives; and

  •
  to reward individual performance.

        In general, the compensation committee considers the following:

  •
  The level of compensation paid to executive officers in companies similarly situated in size and products. To ensure that pay is competitive, the compensation committee, from time to time, compares Artisoft's executive compensation packages with those offered by other companies in the same or similar industries. Compensation surveys used by Artisoft include the companies comprising the NASDAQ Computer and Technology Stocks.

  •
  The individual performance of each executive officer. Individual performance includes meeting performance objectives, demonstration of knowledge, skills and teamwork and acceptance of Artisoft's core values.

  •
  Corporate performance. Corporate performance is evaluated by factors such as performance relative to competitors, performance relative to business conditions and progress in meeting Artisoft's objectives and goals.

  •
  The responsibility and authority of each position relative to other positions within Artisoft.

        Base Salary.    Base salaries are established for each executive officer at levels that are intended to be competitive with comparable positions at other software and computer industry companies of similar size or products. Artisoft seeks to pay salaries to executive officers that are commensurate with their qualifications, duties and responsibilities and that are competitive in the marketplace. In conducting annual salary reviews, the compensation committee considers each individual executive officer's achievements during the prior fiscal year in meeting financial and business objectives, as well as the executive officer's performance of individual responsibilities and Artisoft's financial position and overall performance.

        Performance Bonus.    Executives, other than the Vice President of Sales, are generally eligible to receive a performance bonus payable in cash. Performance bonuses are used to provide executive officers with financial incentives to meet six-month performance targets of Artisoft and individual performance objectives. At the beginning of each fiscal year and at mid-year, the compensation committee establishes a targeted bonus for each executive, other than the Vice President of Sales, and establishes the individual performance objectives for the executive to achieve the bonus. These bonuses are targeted between 20% and 50% of the executive officer's base salary, for the applicable period. Before a bonus becomes payable, the predetermined objectives must have been achieved. Individual bonuses increase if Artisoft exceeds its established objectives. The individual performance objectives for executives other than the Chief Executive Officer are proposed by management and reviewed and approved by the compensation committee. Individual performance objectives for the Chief Executive Officer are determined by the compensation committee and reviewed and approved by the board of directors (other than the Chief Executive Officer). Due to revenue and loss projections for the fiscal year ended June 30, 2003, the compensation committee temporarily suspended the performance bonus for executive officers, other than for the Vice President of Sales, for the fiscal year ended June 30, 2003. As a consequence, no performance bonuses were awarded to Artisoft's executive officers, other than the Vice President of Sales, for the fiscal year ended June 30, 2003. The Vice President of Sales is eligible to receive a sales-based performance bonus based on achievement of pre-determined revenue targets. For the fiscal year ended June 30, 2003, the Vice President of Sales received a sales-based performance bonus of $54,447.

        Option Grants.    The compensation committee believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of executive officers with the stockholders. The compensation committee typically awards a stock option subject to four-year vesting upon hiring an executive officer. After the initial grant, the compensation committee considers awarding additional options, usually on an annual basis. Options are granted at the market price for Artisoft's common stock at the time of grant.

        In determining the size of stock option grants, the compensation committee considers the level and responsibility of the executive officer, the contribution that the executive officer is expected to make to Artisoft and comparable equity compensation offered by other software and computer industry companies.

        Chief Executive Officer Compensation.    As Artisoft's President and Chief Executive Officer, Steven G. Manson received salary of $210,375 during the fiscal year ended June 30, 2003. Mr. Manson's annual salary for fiscal 2003 was analyzed with reference to an assessment of comparative industry salaries. In addition, due to revenue and loss projections for the fiscal year ended June 30, 2003, the compensation committee did not grant an increase in the base salary of the President and Chief Executive Officer for the fiscal year ended June 30, 2003. Mr. Manson did not receive a cash bonus for fiscal 2003.

        In November 2002, Mr. Manson was granted an option to purchase 10,000 shares of common stock at $3.00 per share. One-quarter of these shares will vest and become exercisable one year after the date of grant, and the remaining shares will become exercisable in equal monthly installments over the ensuing three years. The compensation committee believes that these options provide an appropriate long-term incentive for continued service on behalf of Artisoft.

        Impact of Section 162(m) of the Internal Revenue Code.    Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a corporation's chief executive officer and the other four most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The compensation committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the stock options granted to its executive officers in a manner that is intended to avoid disallowances under Section 162(m). However, the compensation committee reserves the right to use its judgment to authorize compensation payments which may be in excess of the limit when the compensation committee believes such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions and the performance of its employees.

COMPENSATION COMMITTEE
FRANCIS E. GIRARD, CHAIR KATHRYN B. LEWIS

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended June 30, 2003, Francis E. Girard and Kathryn B. Lewis served as members of the compensation committee of the board of directors of Artisoft. Neither member was at any time during the fiscal year ended June 30, 2003, or formerly, an officer or employee of Artisoft or any of its subsidiaries. No executive officer of Artisoft is a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director or member of Artisoft's board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires Artisoft's directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish Artisoft with copies of all Section 16(a) reports they file. To Artisoft's knowledge, based solely on a review of the copies of such reports and written representations that no other reports were required, Artisoft believes that all filing requirements applicable to Artisoft's officers, directors and greater than 10% stockholders were satisfied during the fiscal year ended June 30, 2003.

Comparison of Stock Performance

        The following graph compares the cumulative total stockholder returns on Artisoft's common stock during each of the fiscal years in the period commencing June 30, 1998 and ending June 30, 2003 with the cumulative total return over the same period of the NASDAQ Stock Market Index (which, in some past proxy statements, we have referred to as the NASDAQ National Market Index) and the NASDAQ Telecommunications Index. The comparison assumes the investment of $100 on June 30, 1998 in our common stock, the NASDAQ Stock Market Index and the NASDAQ Telecommunications Index and assumes dividends, if any, were reinvested. June 30, 1998 was the last day of our 1998 fiscal year.

Comparison of 5 Year Cumulative Total Return*

Among Artisoft, Inc., The NASDAQ Stock Market (U.S.) Index
and The NASDAQ Telecommunications Index

        * $100 invested on 6/30/98 in stock or index-including reinvestment of dividends. Fiscal year ending June 30.

	Fiscal Year Ended June 30,
	1998	1999	2000	2001	2002	2003
ARTISOFT, INC.	100.00	184.09	440.91	165.09	54.55	9.70
NASDAQ STOCK MARKET (U.S.)	100.00	143.67	212.43	115.46	78.65	87.33
NASDAQ TELECOMMUNICATIONS	100.00	163.70	183.95	78.01	26.88	40.76

Certain Relationships and Related Transactions

  September 2002 Financing

        On August 8, 2002 we entered into a purchase agreement with affiliates of Austin W. Marxe and David M. Greenhouse, under which we agreed to issue and sell 1,904,800 shares of common stock at a per share purchase price equal to $1.05. This financing was consummated on September 26, 2002. We received gross proceeds from the issuance and sale of common stock in this financing in the amount of $2,000,040.

        The purchase agreement and registration rights agreement relating to the September 2002 financing also contain the following additional provisions, among others:

  •
  For as long as the investors or their assigns hold at least 33% of the shares of common stock issued and sold in the September 2002 financing, they will have the right to designate one person for election to the board of directors. For so long as Special Situations Fund III, L.P. or one of its affiliates hold any of those shares, Special Situations Fund III, L.P. will have the right to designate the nominee. We will use our best efforts to cause the nominee to be elected to our board of directors.

  •
  The shares of common stock to be issued and sold to the investors will be subject to purchase price adjustments during the 24-month period following the first effective date of a registration statement filed by us covering the resale of those shares. With limited exceptions, if during this purchase price adjustment period, we issue or sell or are deemed to issue or sell shares of common stock at a per share price lower than $6.30, the per share purchase price of the shares of common stock issued and sold under the August 2002 purchase agreement will be deemed to be reduced to that lower price, and we will be obligated to issue additional shares of common stock to the investors. We will issue additional shares of common stock in an amount equal to (1) $2,000,040 divided by the price (divided by six and further adjusted, as appropriate, to account for stock splits, stock dividends and similar events), at which the additional shares were sold minus (2) the total number of shares of common stock originally purchased by the investors and subsequently acquired by the investors pursuant to any previous price adjustments.

  •
  For as long as the investors or their assigns hold at least a majority of the shares of common stock issued and sold in the September 2002 financing, they will have the right to participate, up to their pro rata share, in future non-public capital raising transactions of Artisoft. Each investor's pro rata share will be determined based upon the number of shares of common stock it purchased under the August 2002 purchase agreement in relation to the total number of shares of common stock purchased under that agreement. The preemptive rights of the investors under the August 2002 purchase agreement are not exercisable unless and until the expiration or termination in full of the similar rights of all of the investors in our 2001 financing and in our September 2003 financing.

  •
  We agreed to register for resale by the investors the shares of common stock purchased pursuant to the August 2002 purchase agreement and any additional shares that may be issued pursuant to the purchase price adjustments described above. To the extent we do not meet the timing requirements for filing and effectiveness of registration statements with respect to such registrations, we are generally required to pay to the investors an amount equal to 1.5% of the purchase price allocable to the securities to be registered for any month or pro rata for any portion thereof by which the timing requirements have lapsed. We were required to have the registration statement registering for resale the shares of common stock purchased pursuant to the August 2002 purchase agreement declared effective by January 25, 2003, and that registration statement is not yet declared effective. The registration rights agreement therefore required us to pay the investors and aggregate amount of approximately $30,000 for any month, or pro rata for any portion of a month, following that date during which the registration statement should have been effective.

        The issuance and sale of shares of common stock in the September 2002 financing resulted in anti-dilution adjustments to the series B preferred stock and the warrants issued in our 2001 financing. As a result of these anti-dilution adjustments, each share of series B preferred stock became convertible into approximately .3968 shares of common stock. In addition, the per share exercise price of each warrant was reduced from $22.50 to $6.30. As of immediately subsequent to the September 2002 financing, Austin W. Marxe and David M. Greenhouse beneficially owned in the aggregate approximately 36% of our common stock. Jon D. Gruber, who did not participate in the September 2002 financing, beneficially owned in the aggregate approximately 12% of our common stock immediately subsequent to the September 2002 financing.

  September 2003 Financing

        On June 27, 2003 we entered into a purchase agreement with several investors, including affiliates of Steven C. Zahnow, Jon D. Gruber, Perkins Capital Management, Inc., Whitebox Advisors and Constable Advisors, LLC. Under the purchase agreement, we agreed to issue and sell an aggregate of 2,627,002 shares of series C convertible preferred stock at a per share purchase price equal to $1.50 and warrants to purchase an aggregate of 2,627,002 shares of common stock at an initial per share price equal to $1.88. We completed this financing on September 10, 2003. We received gross proceeds from the issuance and sale of series C convertible preferred stock in this financing in the amount $3,940,503.

        The following table describes the participation in this September 2003 financing by (1) an affiliate of Steven C. Zahnow, (2) affiliates of Jon D. Gruber, (3) affiliates of Perkins Capital Management, Inc., (4) affiliates of Constable Advisors, LLC and (5) an affiliate of Whitebox Advisors.

	September 2003 Participation
Investors	Purchase Price	Shares of Series C Preferred Stock	Warrants to Purchase Common Stock
Affiliate of Steven C. Zahnow	$2,100,000.00	1,400,000	1,400,000
Affiliates of Jon D. Gruber	$500,002.50	333,335	333,335
Affiliates of Perkins Capital Management, Inc.	$790,500.00	527,000	527,000
Affiliates of Constable Advisors, LLC	$450,000.00	300,000	300,000
Affiliate of Whitebox Advisors	$100,000.50	66,667	66,667

        The rights, preferences and powers of the series C preferred stock include the following:

        Voting.    Except as summarized below under the heading "—Certain Restrictions," each share of series C preferred stock votes together with the holders of common stock and all of our other capital stock on all matters voted on by stockholders. Each share of series C preferred stock receives .8152 of a vote when voting on such matters.

        In addition, the holders of the series C preferred stock, voting as a separate class, have the right to elect one member of our board of directors. Pursuant to the June 2003 purchase agreement, each of the purchasers of series C preferred stock has agreed that for so long as R.R. Stolworthy, Inc. or one of its affiliates holds shares of series C preferred stock, R.R. Stolworthy, Inc. shall have the right to designate the director to be elected by the holders of the series C preferred stock, and each of the series C preferred stockholders will vote its shares of series C preferred stock to elect the R.R. Stolworthy designee.

        Under the June 2003 purchase agreement, the initial R.R. Stolworthy designee for election as the series C preferred stock director is Steven C. Zahnow. On September 12, 2003, the series C preferred stockholders elected Steven C. Zahnow to our board of directors.

        Certain Restrictions.    If at least 888,889 shares, subject to adjustment, of series C preferred stock are outstanding, then without the prior consent of the holders of a majority of the outstanding series C preferred stock, we may not:

  •
  declare or pay dividends, subject to limited exceptions;

  •
  redeem or repurchase or otherwise acquire any of our capital stock, subject to limited exceptions;

  •
  authorize, create, designate, establish or issue (1) an increased number of shares of series C preferred stock or (2) any other class or series of capital stock ranking senior to or on parity with the series C preferred stock or reclassify any shares of common stock into shares having preference or priority over series C preferred stock unless such newly issued shares rank on a parity with the series C preferred stock and are sold at a price equal to or above the conversion price of the series C preferred stock immediately prior to issuance; or

  •
  except in limited circumstances, amend, alter or repeal, whether by merger, consolidation or otherwise, the certificate of incorporation or bylaws of Artisoft or the resolutions contained in the certificate of designations of the series C preferred stock and the rights, preferences, qualifications, limitations and restrictions thereof which, in any case, would adversely affect the rights or voting power of the series C preferred stock or would change the number of authorized shares of series C preferred stock or any stock ranking prior thereto or which would increase the size of the board of directors to more than nine members.

        Dividends.    Dividends on the series C preferred stock may be declared and paid from time to time as determined by our board of directors. We may not declare, pay or set aside any dividends or distributions on shares of common stock (other than dividends paid in common stock) unless the holders of series C preferred stock first receive, or simultaneously receive, a dividend or distribution on each outstanding share of series C preferred stock equal to the product of (1) the per share dividend or distribution to be declared, paid or set aside for the common stock, multiplied by (2) the number of shares of common stock into which the share of series C preferred stock is then convertible. In addition, we may not declare, pay or set aside any dividends or distributions on shares of series B preferred stock unless the holders of series C preferred stock simultaneously receive a dividend or distribution on each outstanding share of series C preferred stock as would equal the dividend payable on each share of series B preferred stock if all such shares of series B preferred stock had been converted into common stock and all shares of series C preferred stock had been converted into common stock on the record date for determination of holders entitled to receive such dividend.

        Liquidation.    If we liquidate, dissolve or wind up, then the holders of series C preferred stock will be entitled, before any distributions are made to the holders of the common stock, or any other class or series of capital stock of Artisoft ranking junior to the series C preferred stock as to such distributions, to be paid an amount equal to $1.50 per share and any unpaid dividends thereon, subject to adjustment. For purposes of this liquidation preference, the series C preferred stock will rank on a parity with the series B preferred stock, which carries a similar liquidation preference in the amount of $2.50 per share.

        For purposes of this liquidation preference, unless waived in writing by the holders of a majority of the series C preferred stock then outstanding, a consolidation or merger of Artisoft into or with another entity or the sale of all or substantially all of our assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of Artisoft, immediately prior to such transaction, own less than a majority in voting power of the outstanding capital stock of Artisoft or its successor, will be treated as a liquidation, dissolution or winding up of Artisoft.

        Conversion.    The holders of the series C preferred stock have the right, at any time and at their option, to convert each share of series C preferred stock into a number of shares of our common stock determined by dividing the then-applicable per share liquidation preference of the series C preferred stock by the then-applicable per share conversion price of the series C preferred stock. The conversion price is subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification, merger or consolidation by Artisoft. With limited exceptions, the conversion price is also subject to adjustment in the case of an issuance of shares of our common stock, or securities exercisable for or convertible into our common stock, at a per share price less than the conversion price then in effect. In the event that this occurs, the conversion price will be reduced to equal the per share price of the issued securities. Initially, the conversion price of our series C preferred stock will be $1.50.

        The number of shares of common stock that a holder of series C preferred stock may acquire upon conversion of series C preferred stock will be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of common stock then beneficially owned by the holder does not exceed 9.999% of the total number of issued and outstanding shares of common stock. This provision does not apply, however, to any holder of series C preferred stock whose beneficial ownership of common stock as of June 27, 2003 exceeded 9.999% of the total number of issued and outstanding shares of common stock as of such date until such time as the beneficial ownership of common stock of such holder does not exceed 9.999% of the total number of issued and outstanding shares of common stock.

        Warrants.    In addition to the issuance and shares of series C preferred stock, we issued warrants to purchase an aggregate of up to 2,627,002 shares of common stock at a per share exercise price of $1.88. The warrants have a term of exercise expiring on June 27, 2010. The number of shares issuable upon exercise and the per share exercise price of the warrants is subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification or merger or consolidation. Subject to limited exceptions, the per share exercise price of the warrants is also subject to adjustment in the case of an issuance of shares of common stock or securities exercisable for or convertible into common stock, at a per share price less than the per share exercise price of the warrants then in effect. In the event of such an issuance, the per share exercise price of the warrants is reduced to equal the per share price of that issuance. The warrants are exercisable at any time prior to their expiration date by delivering the warrant certificates to us, together with a completed election to purchase and the full payment of the exercise price or by means of a "net exercise" feature under which Artisoft does not receive any cash, but rather, the number of shares issued upon exercise is net of the number of shares withheld by Artisoft in lieu of payment of the exercise price. This net exercise right is generally limited to times when Artisoft is not in compliance with its obligations relating to the registration of the shares of common stock underlying the warrants for resale under Artisoft's registration rights agreement with respect to those shares.

        The number of shares of common stock that a warrant holder may acquire upon exercise of a warrant is limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by the holder does not exceed 9.999% of the total number of issued and outstanding shares of common stock. This provision does not apply, however, to any warrant holder whose beneficial ownership of common stock as of June 27, 2003 exceeded 9.999% of the total number of issued and outstanding shares of common stock as of such date until such time as the beneficial ownership of common stock of such holder does not exceed 9.999% of the total number of issued and outstanding shares of common stock.

        Preemptive Rights.    For as long as the investors or their assigns hold at least 25% of the shares of series C preferred stock issued and sold in the September 2003 financing, they will have the right to participate, up to their pro rata share, in future non-public capital raising transactions of Artisoft. Each investor's pro rata share will be determined in accordance with the number of shares of common stock into which the investor's shares of series B preferred stock and series C preferred stock may be converted in relation to the total number of shares of common stock into which the outstanding shares of series B preferred stock and series C preferred stock may be converted.

        Board of Directors.    Subject to compliance with applicable law, stock market regulations, the rights of the holders of our series B preferred stock and the rights of investors participating in our 2002 financing, we are required under the June 2003 purchase agreement to use our best efforts to cause the membership of our board of directors not to exceed seven directors.

        Registration Rights.    We have also entered into a registration rights agreement under which we have agreed to register for resale by the investors the shares of common stock that may be issued upon conversion of shares of our series C preferred stock or upon exercise of the common stock purchase warrants issued under our June 2003 purchase agreement. Under the registration rights agreement, we are required to file a registration statement relating to the resale of 5,254,004 shares of common stock no later than 30 days after the closing of that sale. If this filing date is not met or if the registration statement is not effective within 120 days after the closing, Artisoft will be required to pay to the investors liquidated damages in an amount equal to 1.5% of the aggregate amount paid by the investors for any month or pro rata for any portion thereof by which the filing date or effective date has lapsed.

        Additionally, upon written demand of any investor following the issuance or deemed issuance of any shares of common stock that result in an adjustment under the anti-dilution protection provisions of the series C preferred stock, Artisoft will prepare and file a registration statement relating to the resale of the additional shares of common stock issuable upon conversion of the series C preferred stock no later than 30 days after the investor's request. If this filing date is not met or if the registration statement is not effective within 120 days after the request, Artisoft is required to pay to the investors liquidated damages in an amount equal to 1.5% of the aggregate amount paid by the investors as is represented by the additional shares issuable pursuant to the anti-dilution protection provisions for any month or pro rata for any portion thereof by which the filing date or effective date has lapsed.

        Anti-dilution Adjustments.    The issuance and sale of shares of common stock in the September 2003 financing resulted in anti-dilution adjustments to the series B preferred stock and the warrants issued in our 2001 financing and the common stock issued in our September 2002 financing. As a result of these anti-dilution adjustments, each share of series B preferred stock is now convertible into approximately 1.22 shares of common stock. In addition, the per share exercise price of each warrant issued in our 2001 financing has been reduced from $6.30 to $1.50. Furthermore, an additional 660,328 shares of common stock were issued to the Austin W. Marxe and David M. Greenhouse affiliates party to the August 2002 purchase agreement. As of immediately subsequent to the September 2003 financing, Jon D. Gruber beneficially owned in the aggregate approximately 38% of our common stock. Austin W. Marxe and David M. Greenhouse, who did not participate in the September 2003 financing, beneficially owned in the aggregate approximately 73% of our common stock immediately subsequent to the September 2003 financing.

        Our board of directors hopes that stockholders will attend the annual meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy card and return it in the accompanying envelope or follow the instructions provided for voting by phone or via the Internet, if applicable. Prompt response will greatly facilitate arrangements for the meeting and your cooperation is appreciated. Stockholders who attend the meeting may vote their shares personally even though they have sent in their proxy cards or voted by phone or the Internet.

By Order of the Board of Directors

Duncan G. Perry Secretary
October 20, 2003

Appendix A

ARTISOFT, INC.

2004 Employee Stock Purchase Plan

        The purpose of this 2004 Employee Stock Purchase Plan (this "Plan") is to provide eligible employees of Artisoft, Inc., a Delaware corporation (the "Company"), and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), commencing on January 1, 2004. Two hundred fifty thousand (250,000) shares of Common Stock in the aggregate have been approved for this purpose. This Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

        1.     Administration. The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

        2.     Eligibility. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

          (a)   they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

          (b)   they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

        No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

        3.     Offerings. The Company will make one or more offerings ("Offerings") to employees to purchase stock under this Plan. Offerings will begin each January 1 and July 1, or the first business day thereafter (the "Offering Commencement Dates"). Each Offering Commencement Date will begin a six-month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

        4.     Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee's appropriate payroll office on or before the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, profit sharing distributions, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the employee's behalf by the Company or an affiliate of the Company under any employee benefit or welfare plan now or hereafter established and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

        5.     Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any multiple of one percent (1%) of the Compensation he receives during the Plan Period or such shorter period during which deductions from payroll are made; provided, that, such payroll deduction may not exceed a maximum of fifteen percent (15%) of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made.

        6.     Deduction Changes. An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

        7.     Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

        8.     Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

        9.     Purchase of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by multiplying $2,083 by the number of full months in the Offering Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

        Notwithstanding the above, no employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

        The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing sale price on any national securities exchange or national market system, including, without limitation, the Nasdaq National Market or the Nasdaq SmallCap Market of The Nasdaq Stock Market, or (b) the mean of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal or such other source as the Board deems reliable. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clause (a) above shall be the reported price for the next preceding day on which sales were made.

        Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

        Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

        10.   Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

        11.   Rights on Retirement, Death or Termination of Employment. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

        12.   Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

        13.   Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

        14.   Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

        15.   Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

        16.   Merger. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

        In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

        17.   Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

        18.   Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

        19.   Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

        20.   Governmental Regulations. The Company's obligation to sell and deliver Common Stock under this Plan is subject to compliance with applicable law and stock market regulations and the approval of all governmental and stock market authorities required in connection with the authorization, issuance, sale or stock market listing or quotation of such stock.

        21.   Governing Law. The Plan shall be governed by Delaware law, except to the extent that such law is preempted by federal law.

        22.   Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

        23.   Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

        24.   Withholding. Each employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

        25.   Effective Date and Approval of Shareholders. The Plan shall take effect on January 1, 2004 subject to approval by the stockholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors on October 10, 2003
Proposed for stockholder approval on November 18, 2003

Appendix B

ARTISOFT, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Stockholders

November 18, 2003

        The undersigned, having received notice of the annual meeting and the board of directors' proxy statement therefor and revoking all prior proxies, hereby appoints Michael P. Downey, Steven G. Manson and Duncan G. Perry, and each of them, with full power of substitution, as proxies for the undersigned to act and to vote in respect of all shares of capital stock of Artisoft which the undersigned may be entitled to vote, at the annual meeting of stockholders of Artisoft to be held on November 18, 2003 and at any adjournment or adjournments of the meeting as designated in this proxy upon all matters referred to on the reverse side of this proxy and as described in the proxy statement for the meeting and, in their discretion, upon any matters that may properly come before the meeting.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXIES WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE PROPOSALS LISTED ON THIS PROXY.

        TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

B-1

Internet and Telephone Voting Instructions

You can vote by telephone or Internet. Available 24 Hours a day 7 days a week.

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Have this proxy card in hand when you call.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet		To vote by Mail
•	Call toll free 1-888-628-0609 in the United States or Canada any time on a touch tone telephone.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY	•	Mark, sign and date the proxy card.
	There is NO CHARGE to you for the call.	•	Enter the information requested on your computer screen and follow the simple instructions.	•	Return the proxy card in the postage-paid envelope provided.
•	Enter the Holder Account Number (excluding the letter "C") and Proxy Access Number located below.
•	Follow the simple recorded instructions.

Option 1:	To vote as the Board of Directors recommends on ALL proposals: Press 1.
When asked, please confirm your vote by pressing 1.
Option 2:	If you choose to vote on EACH proposal separately, press 0 and follow the simple recorded instructions.

HOLDER ACCOUNT NUMBER                                                                  PROXY ACCESS NUMBER

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., CST, on November 18, 2003.
THANK YOU FOR VOTING

[ARTISOFT LOGO]

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE PROPOSALS LISTED BELOW. To vote in accordance with this recommendation, just sign this proxy; no boxes need to be checked. Unless marked otherwise, this proxy will be voted in accordance with the recommendation of the Board of Directors.

A    Proposals

1.	Election of one class II director to serve for the ensuing three years until his successor is elected and qualified.	For ☐	Withhold ☐
01—Steven G. Manson
2.	Approval of Artisoft's 2004 Employee Stock Purchase Plan and the authorization of 250,000 shares of Artisoft's common stock for issuance under that plan.	For ☐	Against ☐	Abstain ☐

B Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears on this proxy, and should be returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in full name thereof by an authorized officer, who should state his or her title.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

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TABLE OF CONTENTS
INFORMATION ABOUT SOLICITATION AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL ONE: ELECTION OF DIRECTOR
Class II Director (Term to expire at 2006 Annual Meeting)
Class I Directors (Terms to expire at 2004 Annual Meeting)
Class III Directors (Terms to expire at 2005 Annual Meeting)
Series B Preferred Stock Director
Series C Preferred Stock Director
PROPOSAL TWO: APPROVAL OF 2004 EMPLOYEE STOCK PURCHASE PLAN
INFORMATION ABOUT INDEPENDENT AUDITORS
INFORMATION ABOUT EXECUTIVE COMPENSATION AND OTHER MATTERS
Comparison of 5 Year Cumulative Total Return
  Appendix A
ARTISOFT, INC. 2004 Employee Stock Purchase Plan
  Appendix B
ARTISOFT, INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Annual Meeting of Stockholders November 18, 2003